                                                          Exhibit 99.1
[LOGO]AEHR TEST SYSTEMS

FOR IMMEDIATE RELEASE
---------------------

Contacts:
Financial Relations Board
Jocelyn Hunter         Laurie Berman
Analyst Contact        General Inquiries
(415) 248-3433         (310) 407-6546


                   AEHR TEST SYSTEMS REPORTS THIRD QUARTER
                           RESULTS FOR FISCAL 2004

Fremont, CA (March 25, 2004) - Aehr Test Systems (Nasdaq: AEHR), a leading supplier of semiconductor test and burn-in equipment, today announced financial results for the third quarter ended February 29, 2004.

Net sales in the third quarter of fiscal 2004 were $2.2 million, compared with $4.0 million in the third quarter of fiscal 2003. The Company posted a net loss of $1.7 million, or a loss of $0.24 per share, in the third quarter of fiscal 2004, compared with a net loss of $988,000, or a loss of $0.14 per share, in the same period of the prior year.

For the nine months ended February 29, 2004, net sales were $9.9 million, compared with $10.5 million in the same period of fiscal 2003. The Company posted a net loss of $3.5 million, or a loss of $0.48 per share, for the nine months ended February 29, 2004. Net loss was $3.9 million, or a loss of $0.54 per share, for the comparable period of the prior year.

"Net sales were much lower than expected, primarily because of certain customer and manufacturing delays that were resolved after quarter-end. We have already shipped approximately $2 million in product during the current month," said Rhea Posedel, chairman and chief executive officer of Aehr Test Systems. "Although we are obviously disappointed with our financial performance this quarter, we met several important operational milestones that set the tone for improved results going forward."

"Today, we announced the shipment of a FOX(TM) wafer level burn-in system to Fuji Xerox Co., Ltd. We believe that the FOX product line allows customers to save money through the early detection of process defects, driving the continued interest in the product line. Also today, we announced the booking of a $2 million turnkey, multi-system order for our newly released MTX-Fp+ system. This order is important to Aehr Test because it allows us to penetrate a new production customer for our MTX massively parallel test system," continued Mr. Posedel.

At February 29, 2004, cash, short-term investments and long-term investments were $13.1 million, up from $12.9 million at the end of the second quarter of fiscal 2004. The Company closed the third quarter of fiscal 2004 with no debt outstanding and shareholders' equity of $22.7 million, or $3.08 per share.

                                    -more-


"We remain upbeat about our ability to maintain the Company's position as a market leader and, over the next few quarters, reduce operating losses and return Aehr Test to profitability," said Gary Larson, vice president of finance and chief financial officer. "Based primarily on the announced MTX-Fp+ system orders and FOX system delivery to Fuji Xerox, we believe net sales in the fourth quarter of fiscal 2004 will be significantly higher than those in the quarter just ended, and also higher than those in the same quarter of the prior year."

Management Conference Call
Management of Aehr Test will host a conference call and webcast on Thursday, March 25, 2004 at 5:00 p.m. Eastern (2:00 p.m. Pacific) to discuss the Company's third quarter results. The conference call can be accessed live via the Internet at www.aehr.com. Please go to the Web site at least fifteen minutes early to register, download and install any necessary audio software. A replay of the webcast will be available for 90 days.

About Aehr Test Systems
Headquartered in Fremont, California, Aehr Test Systems is a leading worldwide provider of systems for burning-in and testing DRAM and logic integrated circuits and has an installed base of more than 2,000 systems worldwide. Aehr Test has developed and introduced several innovative products, including the FOX, MTX, MAX3 and MAX4 systems, and the DiePak(R) carrier. The FOX system is a full wafer contact test and burn-in system. The MTX system is a massively parallel test system designed to reduce the cost of memory testing by performing both test and burn-in on thousands of devices simultaneously. The MAX system can effectively burn-in and functionally test complex devices, such as digital signal processors, microprocessors, microcontrollers and systems-on-a-chip. The DiePak carrier is a reusable, temporary package that enables IC manufacturers to perform cost-effective final test and burn-in of bare die. For more information, please visit the Company's Web site at www.aehr.com.

Safe Harbor Statement
This release contains forward-looking statements that involve risks and uncertainties relating to projections regarding industry growth and customer demand for Aehr Test's products. Actual results may vary from projected results. These risks and uncertainties include, without limitation, economic conditions in Asia and elsewhere, world events, acceptance by Fuji Xerox of the FOX system for burning-in laser diodes, acceptance by customers of the FOX, MTX, MAX and DiePak technologies, the Company's development and manufacture of a commercially successful wafer-level test and burn-in system, and the potential emergence of alternative technologies, which could adversely affect demand for Aehr Test's products in calendar year 2004. See Aehr Test's recent 10-K and 10-Q reports filed with the Securities and Exchange Commission
(SEC) for a more detailed description of the risks facing our business. The Company disclaims any obligation to update information contained in any forward-looking statement to reflect events or circumstances occurring after the date of this press release.


                         {Financial Tables to Follow}

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
                          AEHR TEST SYSTEMS AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                      (Unaudited)

                                                Three Months Ended         Nine Months Ended
                                             February 29, February 28, February 29, February 28,
                                             ------------ ------------ ------------ ------------
                                                 2004         2003         2004         2003
                                             ------------ ------------ ------------ ------------
Net sales...................................      $ 2,166       $4,028      $ 9,928      $10,464
Cost of sales...............................        1,356        2,512        6,150        6,369
                                             ------------ ------------ ------------ ------------
Gross profit................................          810        1,516        3,778        4,095
                                             ------------ ------------ ------------ ------------
Operating expenses:
  Selling, general and administrative.......        1,414        1,497        4,197        4,660
  Research and development..................        1,134        1,100        3,492        3,295
                                             ------------ ------------ ------------ ------------
    Total operating expenses................        2,548        2,597        7,689        7,955
                                             ------------ ------------ ------------ ------------
Loss from operations........................       (1,738)      (1,081)      (3,911)      (3,860)

Interest income.............................           36           44          306          185
Other income (expense), net.................           13           99          174         (160)
                                             ------------ ------------ ------------ ------------
Loss before income taxes....................       (1,689)        (938)      (3,431)      (3,835)

Income tax expense..........................           28           50           43           32
                                             ------------ ------------ ------------ ------------
Net Loss....................................      $(1,717)      $ (988)     $(3,474)     $(3,867)
                                             ============ ============ ============ ============

Net loss per share
    Basic...................................      $ (0.24)      $(0.14)     $ (0.48)     $ (0.54)
    Diluted.................................      $ (0.24)      $(0.14)     $ (0.48)     $ (0.54)

Shares used in per share calculation:
    Basic...................................        7,270        7,137        7,203        7,162
    Diluted.................................        7,270        7,137        7,203        7,162


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
                           AEHR TEST SYSTEMS AND SUBSIDIARIES
                          Condensed Consolidated Balance Sheets
                          (in thousands, except per share data)

                                                           February 29,      May 31,
                                                               2004           2003
                                                           (Unaudited)
                                                            ----------     ----------
ASSETS
Current assets:
  Cash and cash equivalents ..........................         $ 6,710        $ 8,362
  Short-term investments .............................           5,611          2,429
  Accounts receivable.................................           1,467          2,889
  Inventories ........................................           8,307          9,247
  Prepaid expenses and other .........................             466          1,640
                                                            ----------     ----------
      Total current assets ...........................          22,561         24,567

Property and equipment, net ..........................           1,337          1,515
Long-term investments ................................             822            607
Other assets, net ....................................           1,529          1,558
                                                            ----------     ----------
      Total assets ...................................         $26,249        $28,247
                                                            ==========     ==========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable ...................................         $   819        $   748
  Accrued expenses ...................................           2,104          1,739
  Deferred revenue ...................................             330            106
                                                            ----------     ----------
      Total current liabilities ......................           3,253          2,593

Deferred revenue .....................................              30             30
Deferred lease commitment ............................             303            279
                                                            ----------     ----------
      Total liabilities ..............................           3,586          2,902
                                                            ----------     ----------
Shareholders' equity:
  Common stock, $.01 par value outstanding:
    7,363 and 7,157 shares at February 29, 2004
    and May 31, 2003, respectively....................              74             72
  Additional paid-in capital .........................          37,268         36,364
  Net unrealized gain on investments..................               2              2
  Cumulative translation adjustment...................           1,405          1,519
  Accumulated deficit ................................         (16,086)       (12,612)
                                                            ----------     ----------
      Total shareholders' equity .....................          22,663         25,345
                                                            ----------     ----------
      Total liabilities and shareholders' equity .....         $26,249        $28,247
                                                            ==========     ==========

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